   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FLEXTRONICS INTERNATIONAL LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              SINGAPORE                               0-23354                             NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)                   (I.R.S. EMPLOYER
            INCORPORATION)                                                             IDENTIFICATION NO.)

               514 CHAI CHEE LANE #04-13                                     MICHAEL E. MARKS
               1 BEDOK INDUSTRIAL ESTATE                                 CHIEF EXECUTIVE OFFICER
                    SINGAPORE 469029                                  FLEXTRONICS INTERNATIONAL LTD.
                     (65) 449-5255                                      514 CHAI CHEE LANE #04-13
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                   1 BEDOK INDUSTRIAL ESTATE
INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE                     SINGAPORE 469029
                        OFFICES)                                              (65) 449-5255
                                                            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                                                                                 NUMBER,
                                                                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            GORDON K. DAVIDSON, ESQ.
                            DAVID K. MICHAELS, ESQ.
                               TRAM T. PHI, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

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----------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED                PROPOSED
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE           AMOUNT OF
         TO BE REGISTERED                 REGISTERED          PRICE PER SHARE(1)      OFFERING PRICE(1)      REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, S$.01 par value
  per share.......................        14,400,000                $62.50               $900,000,000              $250,200
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon the average of the high and low prices for Registrant's ordinary shares on September 7, 1999, as reported on the Nasdaq National Market pursuant to Rule 457(c).

(2) 5,000,000 of the ordinary shares to which this Registration Statement relates were part of, and included in, the ordinary shares of the Registrant previously registered on Form S-3, Registration No. 333-67883, for which a filing fee was previously paid in the amount of $81,750.07. Accordingly, an additional filing fee of $168,449.93 is payable in connection with the Registration Statement.

    Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus which constitutes part of this Registration Statement is a combined prospectus and also relates to 5,000,000 of the Registrant's ordinary shares previously registered on Form S-3, Registration No. 333-67883. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-67883. Such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933, as amended.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 1999
PROSPECTUS

                         FLEXTRONICS INTERNATIONAL LTD.
                                ORDINARY SHARES

                           -------------------------

     By this prospectus, we may offer up to 14,400,000 ordinary shares. We will provide specific terms for the sale of the ordinary shares in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     The ordinary shares are quoted on the Nasdaq National Market under the symbol "FLEX." On September 13, 1999, the closing sale price of the ordinary shares was $65.8125 per share.

                           -------------------------

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" IN THE SUPPLEMENT TO THIS PROSPECTUS.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September   , 1999.

                               TABLE OF CONTENTS

                                                              PAGE
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Forward Looking Statements..................................    3
The Company.................................................    4
Enforcement of Civil Liabilities............................    4
Risk Factors................................................    4
Use of Proceeds.............................................    4
Description of Capital Shares...............................    5
Taxation....................................................    7
Plan of Distribution........................................    9
Legal Matters...............................................   10
Experts.....................................................   10

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell up to 14,400,000 ordinary shares in one or more offerings. This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell ordinary shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

     - our Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

     - our Quarterly Report on Form 10-Q for the quarter ended June 25, 1999;
       and

     - the description of our ordinary shares contained in our Registration Statement on Form 8-A dated January 31, 1994.

     You may request a copy of these filings, at no cost, by writing or telephoning us at:

                         Flextronics International Ltd.
                                2245 Lundy Drive
                           San Jose, California 95131
                         Attention: Laurette F. Slawson
                  Treasurer and Director of Investor Relations
                           Telephone: (408) 428-1300

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement, other than any information superseded by a later document filed with the SEC and incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders may not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus, prospectus supplement or in any document incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements reflect our current expectations and are inherently uncertain. Our actual results may differ significantly from our expectations. The section entitled "Risk Factors" that appears in our Annual Report on Form 10-K for the year ended March 31, 1999 and in the prospectus supplement accompanying this prospectus describe some, but not all, of the factors that could cause these differences.

                                  THE COMPANY

     Flextronics is a leading provider of advanced electronics manufacturing services to original equipment manufacturers in the telecommunications, networking, computer, consumer electronics and medical device industries. We provide a wide range of integrated services, from initial product design to volume production and fulfillment. Our manufacturing services range from printed circuit board fabrication and assembly to complete product assembly and test. We believe that we have developed particular strengths in advanced interconnect, miniaturization and packaging technologies. In addition, we provide advanced engineering services, including product design, PCB layout, quickturn prototyping and test development. Throughout the production process, we offer logistics services, such as materials procurement, inventory management, packaging and distribution. Our principal executive offices are located at 514 Chai Chee Lane, #04-13, 1 Bedok Industrial Estate, Singapore 469029 and our telephone number is 65-449-5255.

                        ENFORCEMENT OF CIVIL LIABILITIES

     We are incorporated in Singapore under the Companies Act. Some of our directors and executive officers reside in Singapore. All or a substantial portion of the assets of such persons, and a substantial portion of our assets, are located outside the United States. As a result, it may not be possible for persons purchasing ordinary shares to effect service of process within the United States upon such persons or Flextronics or to enforce against them, in the United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Singapore legal advisors, Allen & Gledhill, that there is doubt as to the enforceability in Singapore, either in original actions or in actions for the enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                                  RISK FACTORS

     An investment in the ordinary shares involves a high degree of risk. You should carefully consider the information contained under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in the ordinary shares.

                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable supplement to this prospectus, the net proceeds from the sale of ordinary shares offered under this prospectus will be added to our general funds and may be used to:

     - meet our working capital requirements;

     - fund capital expenditures;

     - repay debt; and

     - finance acquisitions of other assets and companies.

     Until the net proceeds have been used, they will be invested in short-term marketable securities.

                         DESCRIPTION OF CAPITAL SHARES

     The following is a brief summary of the more important rights of holders of ordinary shares under Singapore law and our Articles of Association (the "Articles"). This summary is not complete. Our Articles and our Memorandum of Association also are exhibits to the registration statement of which this prospectus forms a part. The Articles and the Memorandum of Association can be obtained from our SEC filings as described under the heading "Where You Can Find More Information" and also at our San Jose, California office and at our registered office in Singapore.

ORDINARY SHARES

     Our authorized capital consists of 250,000,000 ordinary shares, par value S$0.01, of which 49,953,237 shares were outstanding on September 10, 1999. The Articles enable us in certain circumstances to issue shares with preferential, deferred or other special rights or restrictions as our directors may determine. All of our outstanding shares are fully paid and our shareholders are not subject to any calls on such shares. The shares offered hereby, when issued, will also be fully paid and investors will not be subject to any calls on such shares. All of our shares are in registered form, and the shares offered hereby also will be in registered form. Except in the circumstances permitted by the Singapore Companies Act, we can neither purchase our outstanding shares nor grant any financial assistance for the acquisition of our shares.

NEW SHARES

     New shares may only be issued with the prior approval of our shareholders in a general meeting. Such approval, if granted, will lapse at the next Annual General Meeting or, if earlier, the expiration of the period within which the next Annual General Meeting is required to be held. At our 1999 Annual General Meeting, our shareholders provided our directors with general authority to issue new ordinary shares prior to our next Annual General Meeting. Subject to this, and the provisions of the Singapore Companies Act and our Articles, our directors may allot and issue new shares on such terms as they may think fit.

SHAREHOLDERS

     Only persons who are registered in our books are recognized as shareholders and absolute owners of the shares. On September 10, 1999, there were approximately 392 holders of ordinary shares. We may, on giving not less than 14 days' notice, close the register of members for any time or times but the register may not be closed for more than 30 days in any calendar year. Such closure is normally made for the purpose of determining shareholders' entitlement to receive dividends and other distributions and would, in the usual case, not exceed 10 days.

TRANSFER OF SHARES

     Subject to applicable securities laws, the ordinary shares are freely transferable, and may be transferred by a duly signed instrument of transfer in a form approved by our directors. The directors may decline to register any transfer unless, among other things, it has been duly stamped and is presented for registration together with the share certificate and such other evidence of title as they may require. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing such evidence and indemnity as the directors may require.

SHAREHOLDERS' MEETINGS

     We are required to hold an Annual General Meeting in each year. Our directors may convene an Extraordinary General Meeting whenever they think fit and they must do so upon the request in writing of shareholders representing not less than one-tenth of the total voting rights of all shareholders. In addition, two or more shareholders holding not less than one-tenth of our issued share capital may call a meeting. Unless otherwise required by law or by the Articles, voting at general meetings is by ordinary resolution, requiring an affirmative vote of a simple majority of the votes cast at a meeting of which at least 14 days' written notice is given. An ordinary resolution suffices, for example, in respect of appointments of directors. A special resolution, requiring an affirmative vote of at least 75% of the votes cast at the meeting of which at least 21 days' written notice is given, is necessary for certain matters under Singapore law, such as an alteration of the Articles.

VOTING RIGHTS

     Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded. If voting is by a show of hands, every shareholder who is present in person or by proxy at the meeting has one vote. On a poll every shareholder who is present in person or by proxy has one vote for every share held by him. A poll may be demanded by the chairman of the meeting or by not less than three members present in person or by proxy and entitled to vote or by shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders having the right to attend and vote at the meeting. There are no limitations imposed by the laws of Singapore or by the Articles on the right of nonresident shareholders to hold or vote ordinary shares, other than the limitations described below under "Takeovers," which are applicable to all of our shareholders.

DIVIDENDS

     Since inception, we have not declared or paid any cash dividends and our current loan agreement prohibits the payment of cash dividends without the lenders' prior consent. We anticipate that all earnings in the foreseeable future will be retained to finance our business.

BONUS AND RIGHTS ISSUES

     We may, with the approval by our shareholders in a general meeting, capitalize any reserves or profits and distribute them as bonus shares to our shareholders in proportion to their shareholdings. At our 1999 Annual General Meeting, our shareholders authorized our directors, at any time on or before June 30, 2000, to distribute one bonus share for each outstanding ordinary share. Our directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. Such rights would be subject to any conditions attached to such issue.

TAKEOVERS

     The acquisition of our shares is regulated by the Singapore Companies Act (Chapter 50) and the Singapore Code on Takeovers and Mergers (the "Takeovers Code"). Any person (or parties acting in concert) acquiring an interest in 25% or more of the voting rights in us is obliged to extend a takeover offer for the remaining voting shares in accordance with the provisions of the Takeovers Code. An offer for consideration other than cash must be accompanied by a cash alternative at not less than the highest price

(excluding stamp duty and commission) paid by the offeror or parties acting in concert with him for shares of that class within the preceding 12 months. A mandatory takeover offer is also required to be made if a person holding between 25% and 50% of the voting rights, either on his own or together with parties acting in concert with him, acquires additional shares representing more than 3% of the voting rights in any 12-month period.

LIQUIDATION OR OTHER RETURN OF CAPITAL

     On a winding-up or other return of our capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

INDEMNITY

     As permitted by the laws of Singapore, the Articles provide that, subject to the Singapore Companies Act, our directors and officers will be indemnified by us against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as our officer, director or employee and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by us against any liability to us for negligence, default, breach of duty or breach of trust.

TRANSFER AGENT

     Our transfer agent is Boston EquiServe, P.O. Box 8040, Boston, Massachusetts 02266-8040.

                                    TAXATION

     This summary of Singapore and U.S. tax considerations is based on current law and is provided for general information. The discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their investment or tax circumstances, or to certain types of shareholders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, and shareholders that are not U.S. shareholders (as defined below) subject to special treatment under the U.S. federal income tax laws. U.S. shareholders should consult their own tax advisors regarding the particular tax consequences to such shareholders of any investment in the ordinary shares.

INCOME TAXATION UNDER SINGAPORE LAW

     Under current provisions of the Income Tax Act, Chapter 134 of Singapore, corporate profits are taxed at a rate equal to 26%. Under Singapore's taxation system, the tax paid by a company is deemed paid by its shareholders. Thus, the shareholders receive dividends net of the tax paid by us. Dividends received by either a resident or a nonresident of Singapore are not subject to withholding tax. Shareholders are taxed on the cash amount of the dividend plus the amount of corporate tax paid by us. The tax paid by us will be available to shareholders as a tax credit to offset the Singapore income tax liability on their overall income, including the gross amount of dividends. No tax treaty currently exists between the Republic of Singapore and the U.S.

     Under current Singapore tax law there is no tax on capital gains, and, thus, any profits from the disposal of shares are not taxable in Singapore unless the vendor is regarded as carrying on a trade in shares in Singapore, in which case, the disposal profits would be taxable as trade profits rather than capital gains.

     There is no stamp duty payable in respect of the holding and disposition of shares, or the acquisition of newly issued shares. When outstanding shares are acquired in Singapore, stamp duty is payable on the instrument of transfer of the shares at the rate of S$2 for every S$1,000 of the market value of the shares. The stamp duty is borne by the purchaser unless there is an agreement to the contrary. Where the instrument of transfer is executed outside of Singapore, stamp duty must be paid if the instrument of transfer is received in Singapore. Under our Articles of Association, our directors are authorized to refuse to register a transfer unless the instrument of transfer has been duly stamped.

INCOME TAXATION UNDER UNITED STATES LAW

     Individual shareholders that are U.S. citizens or resident aliens (as defined in the Internal Revenue Code), corporations or partnerships or other entities created or organized under the laws of the United States, or any political subdivision thereof, and certain trusts and estates ("U.S. shareholders") will, upon the sale or exchange of a share, recognize gain or loss for U.S. income tax purposes in an amount equal to the difference between the amount realized and the U.S. shareholder's tax basis in such a share. If paid in currency other than U.S. dollars, the U.S. dollar amount realized (as determined on the trade date) is determined by translating the foreign currency into U.S. dollars at the spot rate in effect on the settlement date of the sale in the case of a U.S. shareholder that is a cash basis taxpayer. An accrual basis taxpayer may elect to use the spot rate in effect on the settlement date of the sale by filing a statement with the U.S. shareholder's first return in which the election is effective clearly indicating that the election has been made. Such an election must be applied consistently from year to year and cannot be changed without the consent of the Internal Revenue Service. Such gain or loss will be capital gain or loss if the share was a capital asset in the hands of the U.S. shareholder and will not be short-term capital gain or loss if the share has been held for more than one year. If a U.S. shareholder receives any currency other than U.S. dollars on the sale of a share, such U.S. shareholder may recognize ordinary income or loss as a result of currency fluctuations between the date of such sale and the date such sale proceeds are converted into U.S. dollars.

     U.S. shareholders will be required to report as income for U.S. income tax purposes the amount of any dividend received from us to the extent paid out of our current or accumulated earnings and profits, as determined under current U.S. income tax principles. If over 50% of our stock, by vote or value, were owned by U.S. shareholders who individually held 10% or more of our voting stock, the U.S. shareholders potentially would be required to include in income a portion or all of their pro rata share of our earnings and profits and the earnings and profits of our non-U.S. subsidiaries. If 50% or more of our assets during a taxable year produced or were held for the production of passive income, as defined in Section 1297(b) of the Internal Revenue Code (for example, certain forms of dividends, interest and royalties), or 75% or more of our gross income for a taxable year was passive income, adverse U.S. tax consequences could result to our U.S. shareholders.

     Shareholders that are not U.S. shareholders ("non-U.S. shareholders") will not be required to report for U.S. federal income tax purposes the amount of any dividend received from us. Non-U.S. shareholders, upon the sale or exchange of a share, would generally not be required to recognize gain or loss for U.S. federal income tax purposes.

ESTATE TAXATION

     In the case of an individual who is not domiciled in Singapore, a Singapore estate tax is imposed on the value of all movable and immovable properties situated in Singapore. Our ordinary shares are considered to be situated in Singapore. Thus, an individual shareholder who is not domiciled in Singapore at the time of his or her death will be subject to Singapore estate tax on the value of any such shares held by the individual upon the individual's death. Such a shareholder will be required to pay Singapore estate tax to the extent that the value of the shares (or in aggregate with any other assets subject to Singapore estate tax) exceeds S$600,000. Any excess will be taxed at a rate equal to 5% on the first S$12,000,000 of the individual's Singapore chargeable assets and thereafter at a rate equal to 10%. An individual shareholder who is a U.S. citizen or resident (for U.S. estate tax purposes) also will have the value of the shares included in the individual's gross estate for U.S. estate tax purposes. An individual shareholder generally will be entitled to a tax credit against the shareholder's U.S. estate tax to the extent the individual shareholder actually pays Singapore estate tax on the value of the shares; however, the tax credit is generally limited to the percentage of the U.S. estate tax attributable to the inclusion of the value of the shares included in the shareholder's gross estate for U.S. estate tax purposes, adjusted further by a pro rata apportionment of available exemptions. Individuals who are domiciled in Singapore should consult their own tax advisors regarding the Singapore estate tax consequences of their investment.

                              PLAN OF DISTRIBUTION

     We may sell the securities (1) through underwriters or dealers, (2) through agents, or (3) directly to one or more purchasers. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

     - the name or names of any underwriters, if any;

     - the purchase price of the securities and the proceeds we will receive from the sale;

     - any underwriting discounts and other items constituting underwriters' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange or market on which the securities may be listed.

     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

                                 LEGAL MATTERS

     Allen & Gledhill, Singapore will provide us with an opinion as to the legality of the ordinary shares. Counsel for any underwriters named in the applicable prospectus supplement will provide an opinion as to certain legal matters relating to the ordinary shares.

                                    EXPERTS

     Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended March 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Our future financial statements and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                           -------------------------
                                   PROSPECTUS
                           -------------------------

                               SEPTEMBER   , 1999

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee........................................  $250,200
Printing and engraving expenses.............................     5,000
Legal expenses..............................................   100,000
Blue Sky expenses...........................................     5,000
Accounting fees and expenses................................   100,000
Miscellaneous...............................................    14,800
                                                              --------
     Total..................................................  $475,000

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     As permitted by the laws of Singapore, the Articles of Association of the Company provide that, subject to the Companies Act, the Company's Directors and officers will be indemnified by the Company against any liability incurred by them in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to have been done as an officer, Director or employee of the Company and in which judgment is given in their favor or in which they are acquitted or in connection with any application under any statute for relief from liability in respect thereof in which relief is granted by the court. Directors and officers may not be indemnified by the Company against any liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS AND SCHEDULES

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.1*     Form of Underwriting Agreement.
 2.1      Asset Transfer Agreement between Ericsson Business Networks
          AB and Flextronics International Sweden AB dated as February
          12, 1997. Certain schedules have been omitted. The
          Registrant agrees to furnish supplementally a copy of any
          omitted schedule to the Commission upon request.
          (Incorporated by reference to Exhibit 2.6 of the
          Registrant's Registration Statement on Form S-3, No.
          333-21715.)
 2.2      Exchange Agreement dated October 19, 1997 by and among the
          Registrant, Neutronics Electronic Industries Holding A.G.
          and the named shareholders of Neutronics Electronic
          Industries Holding A.G. (Incorporated by reference to
          Exhibit 2 of the Registrant's Current Report on Form 8-K for
          event reported on October 30, 1997.)
 2.3      Exchange Agreement dated as of June 11, 1999 among the
          Registrant, Flextronics Holding Finland Oyj and Seppo
          Parhankangas. (Incorporated by reference to Exhibit 2.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.)
 3.1      Memorandum of Association of the Registrant. (Incorporated
          by reference to Exhibit 3.1 of the Registrant's Registration
          Statement on Form S-1, No. 33-74622.)

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 3.2      Articles of Association of the Registrant. (Incorporated by
          reference to Exhibit 3.2 of the Registrant's Registration
          Statement on Form S-4, No. 33-85842.)
 4.1      Indenture dated as of October 15, 1997 between the
          Registrant and State Street Bank and Trust Company of
          California, N.A., as trustee. (Incorporated by reference to
          Exhibit 10.1 of the Registrant's Current Report on Form 8-K
          for event reported on October 15, 1997.)
 5.1**    Opinion and Consent of Allen & Gledhill with respect to the ordinary shares being registered.
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Moore Stephens.
23.3**    Consent of Allen & Gledhill (included in Exhibit 5.1).
24.1      Power of Attorney (included in the signature page of this
          Registration Statement).
27.1      Financial Data Schedule. (Incorporated by reference to
          Exhibit 27.1 of the Registrant's Annual Report on Form 10-K
          for the fiscal year ended March 31, 1999.)

-------------------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

** To be filed by amendment.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, State of California on this 14th day of September, 1999.

                                     FLEXTRONICS INTERNATIONAL LTD.

                                     By:        /s/ MICHAEL E. MARKS
                                        ----------------------------------------
                                                    Michael E. Marks

                               POWER OF ATTORNEY

     KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Michael E. Marks and Robert R.B. Dykes, and each of them, attorneys-in-fact for the undersigned, each with the power of substitution, for the undersigned in any and all capacities, to sign any amendments (including post-effective amendments) to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

                  SIGNATURE                             TITLE                  DATE
                  ---------                             -----                  ----
            /s/ MICHAEL E. MARKS               Chairman of the Board,   September 14, 1999
---------------------------------------------    and Chief Executive
              Michael E. Marks                   Officer (principal
                                                 executive officer)

              /s/ TSUI SUNG LAM                       Director          September 14, 1999
---------------------------------------------
                Tsui Sung Lam

            /s/ ROBERT R.B. DYKES                President, Systems     September 14, 1999
---------------------------------------------      Group and Chief
              Robert R.B. Dykes                   Financial Officer
                                                (principal financial
                                               and accounting officer)

            /s/ MICHAEL J. MORITZ                     Director          September 14, 1999
---------------------------------------------
              Michael J. Moritz

            /s/ RICHARD L. SHARP                      Director          September 14, 1999
---------------------------------------------
              Richard L. Sharp

                  SIGNATURE                             TITLE                  DATE
                  ---------                             -----                  ----
              /s/ PATRICK FOLEY                       Director          September 14, 1999
---------------------------------------------
                Patrick Foley

              /s/ ALAIN AHKONG                        Director          September 14, 1999
---------------------------------------------
                Alain Ahkong

             /s/ HUI SHING LEONG                      Director          September 14, 1999
---------------------------------------------
               Hui Shing Leong

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  1.1*    Form of Underwriting Agreement.
  5.1**   Opinion and Consent of Allen & Gledhill with respect to the ordinary shares being registered.
 23.1     Consent of Arthur Andersen LLP.
 23.2     Consent of Moore Stephens.
 23.3**   Consent of Allen & Gledhill (included in Exhibit 5.1).
 24.1     Power of Attorney (included in the signature page of this
          Registration Statement).

-------------------------
 * To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

** To be filed by amendment.